Exhibit 10.8

Certain information has been excluded from this agreement (indicated by “[***]”) because such information is both not material and the type that the registrant treats as private or confidential.

CELL LINE LICENSE AGREEMENT

This Cell Line License Agreement (“Agreement”), effective as of December 2, 2020 (“Effective Date”), is entered and made by and between WuXi Biologics (Hong Kong) Limited, having an address at Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong (“WuXi Biologics”) and Adagio Therapeutics, Inc., having an address at 303 Wyman Street, Suite 300, Waltham, MA 02451 (“Licensee”). WuXi Biologics and Licensee may be referred to herein individually as a “Party” and collectively as the “Parties.”

The Parties agree as follows:

1. Definitions

Terms defined elsewhere in this Agreement will have the meanings set forth therein for all purposes of this Agreement unless otherwise specified to the contrary. The following terms will have the meaning set forth below in this Article 1.

1.1 “Affiliate” of a person means any other person that directly or indirectly Controls, is Controlled by, or is under common Control with, the person.

1.2 “Confidential Information” of a Party (the “Disclosing Party”) means all information and materials disclosed by or on behalf of the Party to the other Party (the “Receiving Party”) or its Personnel in connection with this Agreement, including all confidential, non-public, proprietary and/or trade secret information or materials owned or controlled by a Party, including technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, specifications, data, results and other material, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, other procedures related to the license granted hereunder, and any tangible embodiments of any of the foregoing, and any scientific, manufacturing, marketing and business plans, any financial, pricing, and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business. The Confidential Information of both Parties includes the existence, terms and objectives of this Agreement, and the nature of any dispute and the outcome of any arbitration proceedings arising out of or in connection with this Agreement. For the avoidance of doubt, (a) any information relating to Licensee Product, including but not limited to any gene proprietary to Licensee inserted into WuXi Biologics’ Construct(s) used for the purpose of creating a Licensed Cell Line (but excluding the Licensed Know-How, the Host Cell Line and the Construct(s)), and each Licensee Product is Licensee’s Confidential Information, as to which Licensee will be deemed the Disclosing Party and WuXi Biologics will be deemed the Receiving Party in all circumstances and regardless of the Party initially disclosing the same and (b) the Licensed Know-How, the Host Cell Line and the Construct(s) will be deemed WuXi Biologics’ Confidential Information. As between the Parties, Licensee shall solely own all of Licensee’s Confidential Information and WuXi Biologics shall own all WuXi Biologics’ Confidential Information.

Confidential Information excludes information that:

1.2.1

at the time of disclosure to Receiving Party is in the public domain, other than as a result of a breach of an obligation of confidentiality or non-use or other misappropriation (including act or omission of Receiving Party);

1.2.2	was known by Receiving Party prior to receipt from Disclosing Party, without restriction to confidentiality or use (as proven by Receiving Party’s written records);

1.2.3	is disclosed to Receiving Party by a Third Party without an obligation of confidentiality and having the legal right to do so (as proven by Receiving Party’s written records); or

1.2.4

is independently developed by Receiving Party without any benefit of or reference to, and not being derived or arising from, Confidential Information of the Disclosing Party (as proven by Receiving Party’s written records).

1.3 “Construct” means a proprietary [***] developed by WuXi Biologics that is used for delivering genetic code and for transfecting and/or transforming the Host Cell Line for purposes of creating the applicable Licensed Cell Line.

1.4 “Control” over an entity means (a) owning fifty percent (50%) or more of the voting securities or other ownership interests of such entity or (b) having the power to direct the management or policies of such entity.

1.5 “Drug Product” means the applicable final dosage form product (including all formulations, presentations and dosage strengths thereof) which contains Licensee Product produced by the applicable Licensed Cell Line, in association with other active or inactive ingredients.

1.6 “Drug Substance” means bulk Licensee Product produced by the applicable Licensed Cell Line, which has not yet been packaged into its final dosage form.

1.7 “Global Sales” means the gross invoice price by Licensee or its Affiliates or sublicensees, as the case may be, for all Drug Products sold by Licensee or its Affiliates or sublicensees (“Selling Party”), under this Agreement in arm’s length sales to Third Parties less deductions allowed to the Third Party customer by the Selling Party on such sales for: (a) trade, quantity, and cash discounts; (b) credits, billing errors, rebates (including those to

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managed-care entities and government agencies), allowances, charge-backs, reimbursements, credits or similar payments to customers on account of rejection, damage or returns (including, but not limited to, wholesaler and retailer returns) or on account of retroactive price reductions affecting such Drug Product; (c) freight, postage, duties, insurance or other transportation costs; (d) sales and excise taxes, other consumption taxes, tariffs, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the sale of such Drug Product to Third Parties; (e) any payment in respect of sales, which payment is made to the United States government any state government or any foreign government, or any other governmental authority, or with respect to any government subsidized program or managed care organization or deductions for Health Care Reform fees; or any other any deductions to gross invoice price imposed by any regulatory authority or other governmental entities, including fees on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended); and (f) any other specifically identifiable amounts included in gross sales that were or ultimately will be credited and that are substantially similar to those listed above. Global Sales shall not include sales of a Drug Product for use in clinical trials or expanded access or samples given free of charge. In addition, the Selling Party may exclude from Global Sales a reasonable provision not to exceed [***] for any given calendar quarter for uncollectible accounts (provided that any amount written off that is subsequently collected will be treated as Global Sales in the calendar quarter in which it is collected), to the extent such reserve is determined in accordance with generally accepted accounting standards, consistently applied across all product lines of the particular Party. Notwithstanding the foregoing, Global Sales shall not include sales among Licensee, its Affiliates and sublicensees for resale, provided that such resale shall be included within Global Sales.

If Drug Product is sold as part of a Combination Product (where “Combination Product” means any pharmaceutical product or regimen which comprises Drug Product and other active compounds(s) and/or active ingredients and is sold at a single offering price), Global Sales shall be calculated by multiplying the Global Sales of the Combination Product by the fraction A/(A+B), where A is the weighted average sale price of Drug Product when sold separately in finished form and B is the weighted average sale price of the other product(s) sold separately in finished form.

In the event that the weighted average sale price of Drug Product can be determined but the weighted average sale price of the other product(s) cannot be determined, Global Sales shall be calculated by multiplying the Global Sales of the Combination Product by the fraction A / C where A is the weighted average sale price of Drug Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

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In the event that the weighted average sale price of the other product(s) can be determined but the weighted average sale price of Drug Product cannot be determined, Global Sales shall be calculated by multiplying the Global Sales of the Combination Product by the following formula: one (1) minus (B / C) where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of both Drug Product and the other products(s) in the Combination Product cannot be determined, the Global Sales of Drug Product shall be negotiated by the Parties in good faith.

1.8 “Host Cell Line” means the proprietary cell line developed by WuXi Biologics, and designated by WuXi Biologics as the [***].

1.9 “Licensed Cell Line” means a transformed or transfected (using WuXi Biologics’ Construct(s)) version of the Host Cell Line that produces the applicable Licensee Product. Each applicable Licensed Cell Line covered under this Agreement shall be specified in Appendix I once such Licensed Cell Line is identified. An amendment to Appendix I is required for each new Licensed Cell Line.

1.10 “Licensed Know-How” means any know-how, technical and other non-public information, data and results, confidential or otherwise, owned or controlled by WuXi Biologics that is used or incorporated in the Process in connection with the applicable Licensed Cell Line or that is necessary or reasonably useful to operate the Process or to manufacture or use the applicable Licensed Cell Line or to develop, manufacture, use, sell or otherwise exploit Licensee Product, in each case, as may be described in the Technology Transfer Package. The word “control” when used in connection with Licensed Know-How includes both exclusively and non-exclusively licensed know-how, technical and other non-public information, data and results, confidential or otherwise, as well as a right of WuXi Biologics to license (or otherwise transfer) such know-how, technical and other non-public information, data and results, confidential or otherwise, to Licensee to the extent set forth in this Agreement.

1.11 “Licensee Product” means the applicable recombinant protein product of interest to Licensee which is designated by Licensee to be produced by the applicable Licensed Cell Line. Each applicable Licensee Product covered under this Agreement shall be specified in Appendix I once such Licensee Product is identified. An amendment to Appendix I is required for each new Licensee Product produced by a Licensed Cell Line.

1.12 “Materials” means the biological materials, including the applicable Licensed Cell Line, provided to Licensee pursuant to the license granted under this Agreement.

1.13 “Media and Feeds” means any proprietary media and feeds used in the Process that are commercially available and not proprietary to WuXi Biologics.

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1.14 “Patent Rights” means (i) patents and patent applications of any kind throughout the world whether national or regional, (ii) author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, (iii) divisions, renewals, continuations, continuations in part, reissues, patent disclosures, improvements, substitutions, confirmations, registrations, validations, re-examinations, additions and extensions of reissue thereof, and (iv) any foreign counterparts of any of the foregoing. Patent Rights in connection with the Licensed Cell Line existing as of the Effective Date and necessary for Licensee’s use of the license granted in Article 2.1 are set out in Appendix II hereto.

1.15 “Personnel” with respect to a Party, such Party’s Affiliates and the sublicensee of such Party and its Affiliates, their respective directors, officers, employees and agents.

1.16 “Process” means a process for manufacture of Licensee Product utilizing Licensed Know-How, Patent Rights, Materials, Media and Feeds as described in the Technology Transfer Package.

1.17 “Regulatory Approval” means any and all approvals (including pricing and reimbursement approvals), product and establishment licenses, registrations or authorizations of any kind of a regulatory authority necessary for the development, clinical testing, manufacture, quality testing, supply, use, storage, importation, export, transport, marketing and sale of a Licensee Product (or any component thereof) for use in any country or other jurisdiction.

1.18 “Research Cell Bank” is a [***].

1.19 “Technology Transfer Package” means the information and data to be provided to Licensee describing [***] that are necessary for Licensee to manufacture Licensee Product by using the applicable Licensed Cell Line and/or the Process.

1.20 “Third Party” means any person other than the Parties to this Agreement.

1.21 “Third Party Manufacturer” means (a) a Third Party whose primary business is contract manufacturing or (b) a Third Party who has a contractual arrangement with Licensee, its Affiliates or sublicensees that includes manufacturing of Licensee Product, Drug Substance, and/or Drug Product by such Third Party for Licensee, its Affiliate or such sublicensee.

2.	License

2.1 License Grant. WuXi Biologics hereby grants to Licensee and its Affiliates a [***], license, with the right to grant sublicenses as provided in Article 2.3, under the Licensed Know-How, Patent Rights, to use the Materials (including each applicable Licensed Cell Line), Media and Feeds, and to operate the Process for the manufacture of the Licensee Product, in each case, owned or controlled by WuXi Biologics (or its Affiliates) in order to

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(i) research, develop, practice, make, have made, import, use, have used, sell, offer for sale, have sold and otherwise exploit Licensee Product (ii) research, develop, practice, make, have made, import, use, have used, sell, offer for sale, have sold and otherwise exploit Drug Substance and Drug Product for any and all purposes and (iii) to create master cell banks and working cell banks.

2.2 Third Party Manufacturer. The Licensee, its Affiliates or its or their sublicensees may contract with a Third Party Manufacturer for the limited purpose of using the Licensed Know-How, and Patent Rights to operate the Process and/or use Materials or each Licensed Cell Line in order to develop and manufacture Licensee Product on behalf of the Licensee or its Affiliates, provided that, such Third Party Manufactures are contractually bound to comply with the terms of this Agreement, and that the Licensee will remain liable for any Third Party Manufacturers’ breach of this Agreement. For the avoidance of doubt, a Third Party Manufacturer cannot manufacture Licensee Product utilizing the license granted hereunder without first being contracted with Licensee or its Affiliates or sublicensees.

2.3 Sublicensing. Subject to the terms and conditions of this Agreement, Licensee shall have the right to grant sublicenses to a Third Party for the rights granted to Licensee under this Agreement. Each sublicense agreement shall be in writing and provide that the applicable sublicensee is bound by all applicable terms and conditions of this Agreement, and Licensee shall remain liable for any sublicensee’s breach of this Agreement. Licensee shall inform WuXi Biologics in writing within [***] from the date of execution of any and all such sublicenses.

2.4 Commencement Date. This license granted under this Article 2 starts on the date WuXi Biologics completes transfection of the Host Cell Line to generate the applicable Licensed Cell Line (the “Commencement Date”).

3.	Transfer of Materials and Licensed Know-How

WuXi Biologics shall disclose and make available, and shall cause its Affiliates to disclose and make available, to Licensee, its Affiliates, or any one or more of its Third Party Manufacturers designated by Licensee, the Process, Licensed Know-How, and Materials owned or controlled by WuXi Biologics as of the Commencement Date, that are necessary or reasonably useful for Licensee, its Affiliates, sublicensees and/or any one or more Third Party Manufacturer to independently operate the Process (as described in the Technology Transfer Package), use each Licensed Cell Line and/or manufacture Licensee Product. The Parties shall agree to a schedule for such transfer of the foregoing; provided that Licensee has paid the License Fee. WuXi Biologics will provide relevant data and documentation in connection with the Licensed Cell Line as required by the regulatory authority for the support of any filing by Licensee in connections with Licensee Product.

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4.	License Fee

As consideration for the license granted in Article 2 of this Agreement, Licensee agrees to pay WuXi Biologics a fixed non-creditable, non-refundable product development and license fee of one hundred fifty thousand ($150,000) USD (“License Fee”). WuXi Biologics shall invoice Licensee for the License Fee on the date WuXi Biologics completes [***].

5.	Cell Line Royalties

5.1 Royalty. On a quarterly basis, commencing on the date of first commercial sale of the applicable Drug Product, Licensee shall pay a royalty on the Global Sales of such Drug Product (“Royalty”) in accordance with this Article 5.1.

(a) Third Party Manufacturing. Subject to Article 5.1(e), if Licensee manufactures its commercial supplies of the applicable Drug Substance using a Third Party Manufacturer, Licensee shall pay to WuXi Biologics a Royalty of [***] on the Global Sales of the applicable Drug Product.

(b) Sole Manufacturing. Subject to Article 5.1(e), if Licensee, its Affiliates or its or their sublicensees’ manufactures Licensee’s commercial supplies of the applicable Drug Substance, Licensee shall pay to WuXi Biologics a Royalty of [***] on the Global Sales of the applicable Drug Product.

(c) WuXi Biologics Manufacturing. If Licensee manufactures all its commercial supplies of the applicable Drug Substance using WuXi Biologics’ or its Affiliates’ manufacturing facilities, no Royalty shall be due on the Global Sales of the applicable Drug Product.

(d) Joint Manufacturing. Subject to Article 5.1(e), if Licensee manufactures its commercial supplies of the applicable Drug Substance through a combination of Articles 5.1(a), 5.1(b) and/or 5.1(c), Licensee shall pay to WuXi Biologics a Royalty equal to [***].

(e) Failure to Manufacture. Notwithstanding any of the foregoing, if Licensee, its Affiliates or sublicensees or a Third Party Manufacturer is manufacturing Drug Substance pursuant to Articles 5.1(a), 5.1(b) or 5.1(d), because WuXi Biologics or its Affiliates’ are unable or unwilling to manufacture the applicable Drug Substance, no Royalty shall be due on the Global Sales of the applicable Drug Product.

5.2 Payment in Lieu of Royalty. Notwithstanding the foregoing, during the Term of this Agreement, upon written notice to WuXi Biologics, on a Licensed Cell Line-by-Licensed Cell Line basis, Licensee may exercise the buyout right (“Buyout Right”) for each Licensee Product by choosing to make a one-time lump sum payment in the amount of [***] (“Buyout Fee”) which shall be payable within [***] after first receipt by or on behalf of

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Licensee or an Affiliate or sublicensee of the [***] of such Licensee Product, which payment shall satisfy all of Licensee’s Royalty payment obligations pursuant to this Agreement with respect to such Licensed Cell Line. Following such payment, Licensee shall have no further payment obligations with respect to any Royalty for Global Sales (including, for clarity, sales by Licensee, its Affiliates or sublicensees) of the applicable Drug Product produced (or otherwise derived from) from such applicable Licensed Cell Line. Further, the license granted from WuXi Biologics to Licensee under Article 2 with respect to the applicable Licensee Product, Drug Substance and Drug Product produced (or otherwise derived from) from such applicable Licensed Cell Line shall automatically (i.e. without an obligation to formally amend this Agreement) become fully paid-up, royalty-free, irrevocable and continue in perpetuity notwithstanding any termination or expiration of this Agreement. For clarity, and without limiting the foregoing, unless Licensee chooses to pay a Buyout Fee as described in this Article 5.2 with respect to the applicable Licensed Cell Line, Licensee shall pay the Royalty with respect to applicable Drug Products produced (or otherwise derived from) from such Licensed Cell Line as set forth in this Article 5.

6.	Payment Terms

Licensee shall pay WuXi Biologics’ undisputed invoice(s) within [***] of receipt by Licensee. Such payments will be made by wire transfer to the account designated by WuXi Biologics. Invoices must be submitted, and payment must be made, without set-off or other deduction of any nature.

7.	Bank Account Details

Unless the Parties otherwise mutually agree in writing, and such mutual agreement is set forth in a particular invoice, Licensee shall pay each undisputed invoice in USD by wire transfer to the account designated by WuXi Biologics.

8.	Restriction

Licensee agrees that no attempt will be made by or on behalf of Licensee to modify or reverse engineer any Licensed Cell Line or attempt to reverse engineer, recreate or assemble the Construct(s). Licensee shall only use the applicable Licensed Cell Line in the way as permitted by this Agreement and shall not use or have used the applicable Licensed Cell Line for any purpose other than operating the Process, the manufacture of Licensee Product, Drug Substance and Drug Product, and for other purposes reasonably related to securing Regulatory Approval for Licensee Product, Drug Substance and Drug Product; provided that WuXi Biologics will provide relevant data and documentation in connection with the applicable Licensed Cell Line as required by the regulatory authority for the support of any filing in connection with Licensee Product, Drug Substance and Drug Product by Licensee. Licensee shall not transfer any Licensed Cell Line to any Third Party except to a permitted sublicensee, or Third Party Manufacturer as described in Articles 2.2 and 2.3, respectively.

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9.	Indemnity

9.1 Licensee Indemnification. Licensee agrees to indemnify, hold harmless and defend WuXi Biologics, its Affiliates, and their respective directors, officers, employees and agents harmless from and against any and all liabilities and damages (including reasonable attorneys’ fees) payable to a Third Party resulting from any and all claims from any Third Party (“Claims”) to the extent arising from the use of the applicable Licensed Cell Line, Licensee Product, Drug Substance or Drug Product by Licensee; provided that Licensee shall have no obligation to indemnify any such Claims that arise from (i) WuXi Biologics’ negligence or willful misconduct in connection with its performance of this Agreement (including any activities with respect to the applicable Licensed Cell Line); (ii) WuXi Biologics’ breach of this Agreement (including the representations and warranties set forth in Article 10); (iii) Host Cell Line components of the applicable Licensed Cell Line; or (iv) the Process, Licensed Cell Line or Licensed Know- How infringing intellectual property of a Third Party.

9.2 WuXi Biologics Indemnification. WuXi Biologics agrees to indemnify, hold harmless and defend Licensee, its Affiliates, and their respective directors, officers, employees and agents harmless from and against any and all liabilities and damages (including reasonable attorneys’ fees) payable to a Third Party resulting from any and all Claims to the extent arising out of the negligence or willful misconduct of WuXi Biologics or a claim from a Third Party that the Host Cell Line components of the applicable Licensed Cell Line (including, for clarity, the Construct(s)), [***] WuXi Biologics incorporated into the applicable Licensed Cell Line infringes any Third Party rights.

10.	Representations and Warranties

10.1 WuXi Biologics Representations and Warranties. WuXi Biologics represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of Hong Kong, People’s Republic of China; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of WuXi Biologics; (iii) the performance of WuXi Biologics’ obligations under this Agreement will not conflict with its charter documents or result in a material breach of any agreements, contracts or other arrangements to which it is a party; (iv) WuXi Biologics will not, before termination of this Agreement, enter into any agreements, contracts or other arrangements that would be materially inconsistent with its obligations under this Agreement; (v) WuXi Biologics has sufficient facilities, experienced personnel and other

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capabilities reasonably suited to enable it to perform its obligations under this Agreement; (vi) WuXi Biologics has the right to grant the licenses or sublicenses, as the case may be, granted under this Agreement free of any lien, mortgage, security interest or other encumbrances; and (vii) the Process and Licensed Know-How (including use thereof in accordance with this Agreement and the applicable Technology Transfer Package) do not infringe or misappropriate any intellectual property of a Third Party and, to its knowledge, there is no pending litigation asserting that use of any of the foregoing constitutes an infringement or misappropriation of any intellectual property of a Third Party.

10.2 Licensee Representations and Warranties. Licensee represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware, USA; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensee; (iii) the performance of Licensee’s obligations under this Agreement will not conflict with its charter documents or result in a material breach of any agreements, contracts or other arrangements to which it is a party; and (iv) Licensee will not, before termination of this Agreement, enter into any agreements, contracts or other arrangements that would be materially inconsistent with its obligations under this Agreement.

11.	Disclaimer of Warranties

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE LICENSED KNOW-HOW AND LICENSED CELL LINES ARE PROVIDED AND LICENSED TO LICENSEE “AS IS”, AND WUXI BIOLOGICS AND ITS RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT THERETO, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE RIGHTS LICENSED HEREUNDER, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION, WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, CONCERNING THE MATERIALS OR LICENSEE PRODUCT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE RIGHTS LICENSED HEREUNDER, OR NONINFRINGEMENT OF THE PROPRIETARY RIGHTS OF THIRD PARTIES.

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12.	Confidentiality

12.1 Confidentiality; Disclosure and Use Restrictions. The Receiving Party shall, and shall ensure that it and its Personnel (a) maintain the Confidential Information of the Disclosing Party in confidence and (b) not disclose, transfer or use the Confidential Information of the Disclosing Party for any purpose other than in connection with and as expressly permitted under this Agreement. Each Receiving Party agrees to (i) institute and maintain reasonable and customary security procedures to identify, protect and account for all copies of Confidential Information of the Disclosing Party, and (ii) limit disclosure of the Disclosing Party’s Confidential Information to its Personnel that have a need to know such Confidential Information for purposes of the Receiving Party exercising its rights and performing its obligations under this Agreement; provided that such Personnel are informed of the confidential nature of the information, and are subject to obligations of confidentiality, non-disclosure, non-use and inventions similar to and at least as restrictive as those set forth in this Agreement. The Receiving Party shall notify the owning Party as promptly as practicable of any unauthorized use or disclosure of the Confidential Information, but in any event no later than [***] thereafter; provided, that, for clarity, such notification shall not excuse the Receiving Party from any liability in connection with such unauthorized use or disclosure.

12.2 Required Disclosures. If a duly constituted government authority, court or regulatory agency orders that a Party hereto disclose information with respect to which it is subject to an obligation of confidentiality under this Agreement, such Party shall comply with the order, but shall (a) give prompt written notice to the Disclosing Party of the proposed disclosure, and allow the Disclosing Party at least [***] to object to all or any portion of the disclosure before it is disclosed; (b) if advance notice is not possible, provide written notice of disclosure immediately thereafter; (c) to the extent possible, narrow the scope of the required disclosure; and (d) use reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise), it being understood that any information so disclosed shall otherwise remain subject to the limitations on use and disclosure hereunder. The Party permitted to disclose any Confidential Information under this Article 12.2 shall take into consideration all comments and objections raised by the other Party. The Party permitted to disclose any Confidential Information under this Article 12.2 shall further cooperate with and provide the other Party with the opportunity to seek any protective order reasonably deemed necessary by such Party.

12.3 Return of Confidential Information. Upon termination of this Agreement, or upon earlier request by the Disclosing Party, Receiving Party shall cause all Confidential Information of the Disclosing Party to be promptly destroyed or returned to the Disclosing Party (at Disclosing Party’s request); provided, however, that the Receiving Party may retain (a) a single secure copy of any Confidential Information for legal archival purposes, and (b) electronic back-up files that have been created by routine archiving and back-up procedures need not be deleted.

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13.	Termination

13.1 Voluntary Termination by Licensee.

Licensee shall have the right to terminate this Agreement upon at least [***] prior written notice to WuXi Biologics, and upon payment of all amount due to WuXi Biologics through such termination effective date.

13.2 Termination for Default

(a) Nonpayment. In the event Licensee fails to pay any undisputed amounts due and payable to WuXi Biologics hereunder, and fails to make such undisputed payments within [***] after receiving written notice of such failure, WuXi Biologics may terminate this Agreement immediately upon written notice to Licensee.

(b) Material Breach. In the event a Party commits a material breach of its obligation under this Agreement and fails to cure that breach within [***] after receiving written notice thereof, the other Party may terminate this Agreement immediately upon written notice to the breaching Party.

13.3 Survival. The provisions of Articles 1 (to the extent needed to interpret surviving provisions), 2 (to the extent necessary to exercise the license set forth in Article 2.1 as described in Article 13.4), 5, 8, 9, 10, 11, 12, 13.3, 13.4 and 14, shall survive termination or expiry of this Agreement.

13.4 Continuation of License. Without limiting Article 5.2 or Article 13.3, upon termination of this Agreement for any reason, the license set forth in Article 2.1 shall continue in full force and effect with respect to all Licensee Product, Drug Substance and Drug Product manufactured using the Licensed Cell Line already generated during the Term, provided that Licensee shall continue to pay Royalties in accordance with Article 5, as applicable.

14.	Miscellaneous.

14.1 Assignment. This Agreement may not be assigned by a Party without the prior written consent of the other Party; provided, however, that a Party may assign this Agreement to an Affiliate with a net worth or insurance commensurate with the obligations, and sufficient capacity and personnel, to be assumed or to any company with which such assigning Party may merge or to any company to which such assigning Party may transfer its assets to which this Agreement relates. Any attempted assignment or transfer in violation of this Article 14.1 shall be void.

14.2 Regulatory Assistance. WuXi Biologics will provide assistance relating to the Licensed Cell Line to Licensee, its Affiliates and any sublicensee, in respect of Licensee’s or such Affiliate or sublicensees’ regulatory filing activities for Licensee Product, Drug Substance and Drug Product, subject to agreement of reasonable commercial terms for provision of such assistance.

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14.3 Notices. All notices, requests, demands and other communications required under this Agreement must be in writing and will be deemed to have been given or made and sufficient in all respects when delivered by reputable international courier to the following addresses:

To Licensee: [***]

To WuXi Biologics: [***]

14.4 Independent Contractor. The Parties are independent contractors, and nothing contained in this Agreement may be deemed or construed to create a partnership, joint venture, employment, franchise, agency, fiduciary or other relationship between the Parties.

14.5 Governing Law. The laws of the State of New York, USA, without giving effect to principles of conflict of laws, govern all matters relating to this Agreement and the enforcement and interpretation thereof. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. This provision shall operate without prejudice to either Party’s ability to seek injunctive or other interlocutory relief in any United States court accepting jurisdiction in order to protect and enforce its Patent Rights.

14.6 Arbitration. The Parties shall engage in good faith consultation to resolve any dispute arising out of or in connection with this Agreement. Such consultation will begin immediately after one Party has delivered to the other Party a request for consultation. If the dispute cannot be resolved within [***] following the date on which the request for consultation is delivered, then either Party may submit the dispute to be finally settled by arbitration administered in accordance with the procedural rules of the International Court of Arbitration of the International Chamber of Commerce (the “ICC”) in effect at the time of submission. The arbitration will be governed by the laws of the State of New York, USA. The place of arbitration will be New York. The official language of the arbitration will be English. The tribunal will consist of one arbitrator to be appointed by the ICC. The arbitration proceedings will be confidential, and the arbitrator may issue appropriate protective orders to safeguard each Party’s Confidential Information. During the course of arbitration, the Parties shall continue to implement the terms of this Agreement. The arbitral award will be final and binding upon the Parties, and the Party to the award may apply to a court of competent jurisdiction for enforcement of the award. Notwithstanding the foregoing, each Party has the right to institute an action in a court of proper jurisdiction in the United States for injunctive or other equitable relief pending a final decision by the arbitrator.

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14.7 Entire Agreement; Non-Reliance. This Agreement contains the entire agreement between the Parties with respect to the subject matter of this Agreement. Prior agreements are hereby superseded. For the avoidance of doubt, this Agreement shall supersede that certain Confidentiality Agreement, dated as of [***]; provided, however, that all “Confidential Information” disclosed or received by the Parties thereunder will be deemed “Confidential Information” hereunder and will be subject to the terms and conditions of this Agreement. Each Party disclaims that it is relying on any representations or warranties other than those set forth in this Agreement, and irrevocably waives any rights that it might otherwise have to extra-contractual remedies, including claims in tort relating to communications outside of this Agreement.

14.8 Amendment. No modification or waiver of any term of this Agreement or any other form of amendment to this Agreement will be binding unless made expressly in writing and signed by both Parties. An amendment to this Agreement will only be incorporated into Work Orders entered into after the date of the amendment.

14.9 No Third Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the Parties.

14.10 Waiver. The waiver by either Party of any breach of any term of this Agreement will not constitute a waiver of any other breach of the same or any other term. Failure or delay on the part of either Party to fully exercise any right under this Agreement will not constitute a waiver or otherwise affect in any way the same or any other right.

14.11 Severability. If any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, then (a) the provision will be replaced by a valid and enforceable provision that achieves as far as possible the intention of the Parties and (b) all other provisions of this Agreement will remain in full force and effect as if the original agreement had been executed without the invalidated, illegal or unenforceable provision.

14.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument. Executed counterparts may be exchanged by facsimile or e-mail in PDF or similar electronic format.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the Effective Date set forth above.

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WuXi Biologics (Hong Kong) Limited	Adagio Therapeutics, Inc.

By:	By:
Print Name: [***]	Name: [***]
Title: [***]	Title: [***]

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Appendix I

Licensed Cell Lines and Licensee Products

[***]

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Appendix II

Patent Rights

[***]

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